Exhibit 13.1

CERTIFICATION BY THE PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Gil Beyen, Chief Executive Officer of ERYTECH Pharma S.A. (the “Company”), and Eric Soyer, Chief Financial Officer, Chief Operating Officer and Deputy General Manager of the Company, each hereby certifies that, to the best of his knowledge:
(1) The Company’s Annual Report on Form 20-F for the year ended December 31, 2021, to which this Certification is attached as Exhibit 13.1 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 27, 2022
IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 27th day of April, 2022.

/s/ Gil Beyen
Name:	Gil Beyen
Title:	Chief Executive Officer (Principal Executive Officer)

/s/ Eric Soyer
Name:	Eric Soyer
Title:	Chief Financial Officer, Chief Operating Officer and Deputy General Manager (Principal Financial Officer)
This certification accompanies the Form 20-F to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of ERYTECH Pharma S.A. under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 20-F), irrespective of any general incorporation language contained in such filing.
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